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                                                           Exhibit No. 21.1

         Subsidiaries of Eastbrokers International Incorporated

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                                                                                   Jurisdiction of
         Company                                                                    Incorporation
         -------                                                                   ---------------

         Eastbrokers Beteiligungs Aktiengesellschaft                                   Austria

         EBI Securities Corporation                                                   Colorado

         EBI Leasing Corporation                                                      Colorado

         Eastbrokers North America, Inc.                                              Delaware

         Eastbrokers Asset Management, Inc.                                           Delaware

         WMP Bank Aktiengesellschaft                                                   Austria

         Eastbrokers Istanbul  Menkul Degerler Acentaligi a.s.                         Turkey

         BUL Beteiligungs Aktiengesellschaft                                           Austria

         Eastbrokers Warszawski Dom Maklerski s.a.                                     Poland

         Eastbrokers Slovakia a.s.                                                    Slovakia

         Eastbrokers Kazakhstan Securities House Ltd.                                Kazakhstan

         Eastbrokers S.A.                                                              Romania

         Eastbrokers Zagreb d.d.                                                       Croatia

         EB Holding, druzba za upravljanje druzb d.d.                                 Slovenia

         BPD Eastbrokers d.d.                                                         Slovenia

         Eastbrokers Bulgaria AG                                                      Bulgaria

         National Investment Fund TRUD plc                                            Bulgaria



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